                                                                    Exhibit 10.2

                              MANAGEMENT AGREEMENT

                  THIS MANAGEMENT AGREEMENT, made this 4th day of August, 1998, by and between Bruckmann, Rosser, Sherrill & Co., Inc., a Delaware corporation ("BRS") and Penhall International Corp., an Arizona corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to retain the BRS to provide business and organizational strategy, financial and investment management, and merchant and investment banking services to the Company and its subsidiaries, upon the terms and conditions hereinafter set forth, and BRS is willing to undertake such obligations;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

          1. Appointment. The Company hereby engages BRS, and BRS hereby agrees under the terms and conditions set forth herein, to provide certain services to the Company as described in Section 3 hereof.

          2. Term. The term of the Agreement (the "Term") shall commence on the date hereof and shall continue until the tenth anniversary of this Agreement.

          3. Duties of BRS. BRS shall provide the Company and its subsidiaries with business and organizational strategy, financial and investment management, and merchant and investment banking services (collectively, the "Services"). The Services will be provided at such times and places as may reasonably be determined by BRS.

                  3.1 Exclusions from "Services". Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "Services":

                   (i) Independent Accounting Services. Accounting Services rendered to the Company or BRS, with prior notice and consultation with the Company's management, by an independent accounting firm or accountant (i.e., an accountant who is not an employee of BRS);

                   (ii) Legal Services. Legal services rendered to the Company or BRS, with prior notice and consultation with the Company's management, by an independent law firm or attorney (i.e., an attorney who is not an employee of BRS); and

                   (iii) Transaction Services. Transactional services in connection with any acquisition, divestiture, financing or other transaction in which the Company or its subsidiaries may be, or may consider becoming, involved, it being understood that BRS shall have the right to be first approached and to have a thirty day discussion period concerning all opportunities to perform, for an additional fee, any of such transaction-related services.

          4. Power of BRS. So that it may properly perform its duties hereunder, BRS shall, subject to Section 7 hereof, have the authority and power to do all things necessary and proper to carry out the duties set forth in Section 3.

          5. Compensation. As consideration payable to BRS or any of its affiliates for providing the Services to the Company, the Company shall make the following payments to BRS.

                   (a) On the date hereof, a onetime fee to BRS in the amount of $2,000,000 (the "Initial ------- Fee").

                   (b) On a semi-annual basis in advance, a management fee of $300,000 per annum to BRS on each October 1 and April 1 commencing with October 1, 1998 (the "Management Fee") (such first payment being a prorated portion of the Management Fee for the period beginning on the date hereof and ending on March 31, 1999). The Initial Fee and the Management Fee are hereinafter collectively referred to as the "Fees".

                   (c) BRS may elect, by written notice to the Company, to defer cash payment of all or any portion of the Management Fee due to BRS; any Management Fee so deferred shall be accrued and shall be paid in cash upon the written request of BRS.

                   (d) Actual and direct out-of pocket expenses (including fees and disbursements of attorneys, accountants and other professionals and consultants retained by BRS in connection with the Services provided hereunder) incurred by BRS and its personnel in performing the Services, which shall be reimbursed to BRS by the Company upon BRS's rendering of a statement therefor together with such supporting data as the Company reasonably shall require.

                   (e) Notwithstanding any other provision of this Section 5, the Company shall not be required to pay any of the Management Fee, if and to the extent such payment is expressly prohibited by the provisions of the Credit Agreement, dated as of the date hereof ("Credit Agreement"), among the Company, Penhall Acquisition Corp., Bankers Trust Company, as Administrative Agent, Credit Suisse First Boston, as Syndication Agent, and the lenders parties thereto, as may be amended, modified or supplemented, from time to time, or any other credit, financing or other agreements or instruments binding upon the Company or their properties; provided, however, that if, as a result of the operation of any such prohibitions, payments otherwise owed hereunder are not made, such payments shall not be cancelled but rather shall accrue, and shall be payable by the Company promptly when, and to the extent that, the Company is no longer prohibited from making such payments, together with accrued interest calculated at the rate of interest then charged under the Credit Agreement from the date such payment was due through the date of payment. Other than the Credit Agreement, the Company will not enter into any such agreements or instruments without the prior written approval of BRS. This Section 5(e) will not prohibit nor restrict, in any manner, the Company's obligation to make the payment specified in Section 5(a), to make reimbursements pursuant to Section 5(d), to provide indemnification pursuant to Sections 6, 9 and 17, or to make any other payments contemplated by this Agreement.

          6. Indemnification. In the event that either BRS or any of its affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the "Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with its Services, the Company will indemnify and hold harmless the Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in connection with this Agreement and its Services, activities and decisions hereunder, and will periodically reimburse BRS for its expenses as described above, except that the Company will not be obligated to so indemnify any Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Indemnified Party directly result from the gross negligence or willful misconduct of such Indemnified Party as admitted in any settlement by such Indemnified Party or held in any final, non-appealable judicial or administrative decision. In connection with such indemnification, the Company will promptly remit or pay to BRS any amounts which BRS certifies to the Company in writing are payable to BRS or other Indemnified Parties hereunder. The reimbursement and indemnity obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Indemnified Party, as the case may be, of BRS and any such affiliate and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, BRS, and any such Indemnified Party. The foregoing provisions shall survive the termination of this Agreement.

          7. Independent Contractors. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. BRS shall be an independent contractor pursuant to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

          8. Notices. Any notice or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed by registered or certified mail, return receipt requested, or by telecopier to the party to whom it is to be given at its address set forth herein, or to such other address as the party shall have specified by notice similarly given.

                   (a)     If to the Company, to it at:
                           Penhall International Corp.
                           c/o Penhall Rental Corp.
                           1801 Penhall Way
                           Anaheim, California 92803

                           Attention:  John Sawyer

                   (b)     If to BRS, to it at:
                           Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street
                           29th Floor
                           New York, New York 10022

                           Attention:  Harold O. Rosser II

          9. Liability. BRS is not and never shall be liable to any creditor of the Company and the Company agrees to indemnify and hold each Indemnified Party harmless from and against any and all such claims of alleged creditors of the Company and against all costs, charges and expenses (including reasonable attorneys fees and expenses) incurred or sustained by any Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that BRS and its partners, principals, shareholders, directors, officers, employees and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through the Company or offer such acquisitions, business transactions or other opportunities to the Company.

          10. Amendment. Any amendment to this Agreement requires the approval of BRS.

          11. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto, except that (i) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another corporation which assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that corporation, and (ii) BRS may assign its rights and obligations hereunder to any other person or entity controlled, directly or indirectly, by Bruce C. Bruckmann, Harold O. Rosser II, Stephen C. Sherrill and/or Stephen F. Edwards. Any attempted transfer or assignment in violation of this Section 11 shall be void.

          12. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, oral and written, among the parties hereto with respect to the subject matter hereof. All of the rights and obligations of the

Company hereunder shall be the joint and several rights and obligations and liabilities of the Company.

          13. Section Headings. The section headings contained herein are included for convenience or references only and shall not constitute a part of this Agreement for any other purpose.

          14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

          16. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          17. Taxes. The amount of any payment paid by the Company under this Agreement shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that BRS is made whole for such taxes or charges.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                        BRUCKMANN, ROSSER, SHERRILL & CO., INC.

                                        By:   /s/  Stephen F. Edwards
                                            ---------------------------------
                                            Name:  Stephen F. Edwards
                                            Title: Managing Director

                                        PENHALL INTERNATIONAL CORP.

                                        By:   /s/  John T. Sawyer
                                            ---------------------------------
                                            Name:  John T. Sawyer
                                            Title: President